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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Project Software & Development, Inc. on Form S-8 (File Nos. 33-79074, 33-79142, 33-95774, 33-95780, 333-3402) of our report dated November 8, 1996, on our audits of the consolidated financial statements and financial statements schedule of Project Software & Development, Inc. as of September 30, 1996 and 1995, and for the years ended September 30, 1996 and 1995, which report is included in this annual report on form 10-K.

                                      Coopers & Lybrand L.L.P.

Boston, Massachusetts
December 19, 1995